UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

January 13, 2014 (January 10, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2014, Magnum Hunter Resources Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, “Magnum Hunter”) entered into an Omnibus Settlement Agreement and Release dated January 9, 2014 (the “Settlement Agreement”) with Seminole Energy Services, L.L.C. and certain of its affiliates (collectively, “Seminole”; together with Magnum Hunter, the “Parties”). The Settlement Agreement sets forth the terms of settlement of the following pending legal proceedings: (i) Magnum Hunter Production, Inc. and Eureka Hunter Pipeline, LLC v. Seminole Energy Services, L.L.C., and Seminole Gas Company, L.L.C., brought under the Federal Arbitration Act; (ii) Magnum Hunter Production, Inc., f/k/a NGAS Production Co. v. Seminole Murphy Liquids Terminal, L.L.C., Civil Action No. 12-CI-2838, in the Fayette Circuit Court, Division 9, Commonwealth of Kentucky; (iii) Magnum Hunter Production, Inc. v. Seminole Energy Services, L.L.C., Cause No. 2012-44241, in the 190th Judicial District of Harris County, Texas; and (iv) Seminole Energy Services, L.L.C. and Seminole Gas Company, L.L.C. v. Magnum Hunter Resources Corporation and NGAS Resources, Inc., Case No. CJ-2013-01420, in the District Court of Tulsa County, Oklahoma.

The disputes underlying these legal proceedings generally related to: (i) a cryogenic natural gas processing plant jointly owned by one of the Magnum Hunter Parties and one of the Seminole Parties, located in the vicinity of Rogersville, Tennessee (the “Rogersville Plant”); (ii) a natural gas liquids storage and rail terminal located near the Rogersville Plant owned by one of the Seminole Parties, which terminal receives natural gas liquids production from the Rogersville Plant; (iii) the marketing by one of the Seminole Parties of the residue natural gas of one of the Magnum Hunter Parties produced from the Rogersville Plant; and (iv) certain contractual horizontal well drilling obligations of the Company in the Appalachian Basin owed to Seminole, the natural gas production from which Magnum Hunter wells would be (a) gathered by a natural gas gathering system located in southeastern Kentucky, northeastern Tennessee and western Virginia (the “Stone Mountain Gathering System”) owned by two of the Seminole Parties and (b) processed at the Rogersville Plant.

In connection with and pursuant to the terms of the Settlement Agreement, (i) Magnum Hunter and Seminole have agreed to release and discharge each other from all claims and causes of action alleged in, arising from or related to such legal proceedings, (ii) the Parties agreed to terminate certain existing agreements among two or more of the Parties, which termination was effective immediately prior to year-end on December 31, 2013, (iii) the Parties agreed to amend certain existing agreements among two or more of the Parties, which amendments were effective immediately prior to year-end on December 31, 2013, and (iv) two or more of the Parties entered into certain new, related agreements effective immediately prior to year-end on December 31, 2013 (the “New Agreements”).

By terminating and amending such agreements and entering into the New Agreements, the Parties restructured their existing agreements, which restructuring included the following: (i) Magnum Hunter obtained a reduction in the gas gathering rates Magnum Hunter will pay for the natural gas production owned or controlled by Magnum Hunter which is gathered on the Stone Mountain Gathering System; (ii) the Parties agreed to construct an enhancement of the Rogersville Plant designed to recover less ethane and more propane from the natural gas delivered to and processed at the Rogersville Plant (and to credit Magnum Hunter for certain costs of the enhancement otherwise payable by it as part owner of the plant, in exchange for certain contract rights of Magnum Hunter assigned by Magnum Hunter to Seminole and based on certain other terms of the restructuring); (iii) the Parties agreed to reduce and extend Magnum Hunter’s contractual horizontal well drilling obligations owed to Seminole referred to above; (iv) the Parties agreed to modify (a) the natural gas processing rates Magnum Hunter will pay for processing gas at the Rogersville Plant, (b) the allocation to Magnum Hunter of natural gas liquids recovered from gas processed at the Rogersville Plant, (c) the allocation to Magnum Hunter of the costs of blend stock necessary to blend with the natural gas liquids produced from the Rogersville Plant for purposes of transportation of the natural gas liquids to fractionators and (d) certain deductions to the natural gas liquids purchase price Magnum Hunter will pay for the purchase by Seminole of Magnum Hunter’s natural gas liquids produced from the Rogersville Plant; and (v) Seminole sold to Magnum Hunter Seminole’s 50% interest in a natural gas gathering trunk line and treatment facility located in southwestern Muhlenberg County, Kentucky, which had previously been owned equally by Seminole and Magnum Hunter.

As a result of the restructuring effected by the Settlement Agreement, Magnum Hunter expects to realize operational savings estimated at approximately $250,000 per month, certain components of which savings would occur over time, depending on the implementation timing or completion of certain of the benefits provided to Magnum Hunter

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by the restructuring. In addition, as a result of the restructuring, as of December 31, 2013, the Company has realized an estimated increase of approximately 18% in the present value, discounted at 10%, of the projected future cash flows, before income taxes, of that portion of Magnum Hunter’s estimated total proved reserves attributable to its oil and gas properties in the Appalachian Basin affected by the restructuring, compared to such previously estimated present value as of December 31, 2013, which was calculated without taking into account the effects of such restructuring. These present value estimates are based on the Company’s internal calculations.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to and qualified in its entirety by the text of the Settlement Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Forward Looking Statements

This report includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by the Company with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

(d)	Exhibits

Exhibit No.	Description
10.1	Omnibus Settlement Agreement and Release, dated as of January 9, 2014, by and among Magnum Hunter Resources Corporation, a Delaware corporation, Magnum Hunter Production, Inc., a Kentucky corporation, formerly known as NGAS Production Co., which in turn was formerly known as Daugherty Petroleum, Inc., Eureka Hunter Pipeline, LLC, a Delaware limited liability company, Seminole Energy Services, L.L.C., an Oklahoma limited liability company, Seminole Gas Company, L.L.C., an Oklahoma limited liability company, Seminole Murphy Liquids Terminal, L.L.C., a Tennessee limited liability company, NGAS Gathering II, LLC, a Kentucky limited liability company, and NGAS Gathering, LLC, a Kentucky limited liability company.*

*The exhibits to the Omnibus Settlement Agreement and Release have been omitted. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit to such agreement to the Securities and Exchange Commission upon request.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 13, 2014SS	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Omnibus Settlement Agreement and Release, dated as of January 9, 2014, by and among Magnum Hunter Resources Corporation, a Delaware corporation, Magnum Hunter Production, Inc., a Kentucky corporation, formerly known as NGAS Production Co., which in turn was formerly known as Daugherty Petroleum, Inc., Eureka Hunter Pipeline, LLC, a Delaware limited liability company, Seminole Energy Services, L.L.C., an Oklahoma limited liability company, Seminole Gas Company, L.L.C., an Oklahoma limited liability company, Seminole Murphy Liquids Terminal, L.L.C., a Tennessee limited liability company, NGAS Gathering II, LLC, a Kentucky limited liability company, and NGAS Gathering, LLC, a Kentucky limited liability company.*

*The exhibits to the Omnibus Settlement Agreement and Release have been omitted. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit to such agreement to the Securities and Exchange Commission upon request.

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